UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2020

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware			1-12107	31-1469076
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

6301 Fitch Path	New Albany	Ohio		43054
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code:		(614)	283-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	ANF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Awards of Restricted Stock Units
In order to provide an incentive to key members of the leadership team of Abercrombie & Fitch Co. (the “Company”) during a difficult time as the Company continues to manage the unprecedented uncertainty presented by the COVID-19 pandemic, the Compensation and Organization Committee (the “Compensation Committee”) of the Board of Directors of the Company, upon the recommendation of the Company’s Chief Executive Officer Fran Horowitz, determined it to be appropriate and in the best interests of the Company to grant a retention award of restricted stock units (the “Retention RSUs”) to each of (i) Scott Lipesky, Senior Vice President, Chief Financial Officer of the Company; (ii) Kristin Scott, President, Global Brands of the Company; and (iii) Gregory J. Henchel, Senior Vice President, General Counsel and Corporate Secretary of the Company (individually each is referred to as a “Named Executive Officer” and collectively they are referred to as the “Named Executives Officers”). The Retention RSUs were granted effective August 28, 2020, and are evidenced by a Retention Restricted Stock Unit Award Agreement between the Company and each of the Named Executive Officers (each, a “Retention Award Agreement”). The aggregate grant date fair values of the Retention RSUs granted to Mr. Lipesky, Ms. Scott and Mr. Henchel were approximately $1,500,000, $2,000,000 and $500,000, respectively.
The Retention RSUs are subject to a three-year cliff vesting schedule, under which 100% of the Retention RSUs will vest on the third anniversary of the August 28, 2020 grant date, provided the Named Executive Officer is employed by the Company or a subsidiary or affiliate of the Company on such date.
If a Named Executive Officer dies while employed by the Company or one of the subsidiaries or affiliates of the Company or becomes totally disabled (as defined in the Company’s Long Term Disability Plan) prior to the third anniversary of the grant date, all of the Named Executive Officer’s Retention RSUs will immediately become fully vested. If a Named Executive Officer resigns or a Named Executive Officer’s employment is terminated by the Company for “cause” (as defined in the severance agreement to which the Named Executive Officer is a party), all of the Named Executive Officer’s Retention RSUs will be forfeited. If the employment of a Named Executive Officer is terminated by the Company without “cause” or by the Named Executive Officer for “good reason” (in each case as defined in the severance agreement to which the Named Executive Officer is a party), the Named Executive Officer’s Retention RSUs will vest pro-rata for time served based on a backloaded 25%-25%-50% year by year schedule. By way of explanation, if the employment of a Named Executive Officer were to be terminated without cause or for good reason six months after the grant date of the Retention RSUs, 12.5% of the Retention RSUs originally granted to the affected Named Executive Officer would vest; if 18 months after the grant date, 37.5% would vest; or if 30 months after the grant date, 75% would vest.
If the Company undergoes a change of control (as that term is defined in the Company’s 2016 Long-Term Incentive Plan for Associates), the vesting of the Retention RSUs will be governed by Section 9 of the Company’s Long-Term Incentive Plan for Associates.
The foregoing summary of the provisions of the Retention RSUs is qualified in its entirety by reference to the complete text of the Retention Award Agreement entered into between the Company and each Named Executive Officer, the form of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.
Item 7.01. Regulation FD Disclosure.
As previously reported in the Current Report on Form 8-K filed by the Company on April 6, 2020, in response to the COVID-19 pandemic and related widespread temporary store closures, the Company temporarily reduced the base salaries of the Company’s leadership team and the cash retainer for the members of the Company’s Board of Directors, in conjunction with other expense management actions undertaken to strengthen the Company’s financial position.
Since April of 2020, the majority of the Company’s stores had re-opened, and the corporate associates at the Company’s home office have returned to full-time status and associates at the Vice President level and above, excluding the Named

Executive Officers and the Chief Executive Officer of the Company, were restored to their respective full base salaries effective July 6, 2020. In addition, the Company has further strengthened its liquidity position by managing cash flows and reducing budgeted expenses to align with expected sales.

Beginning with the third quarter of the Company’s fiscal year ending January 30, 2021 (“Fiscal 2020”), the cash retainer(s) for the members of the Company’s Board of Directors reverted to 100% of the amount payable with respect to each quarter previously disclosed in Exhibit 10.4 to the Company’s Quarterly Report in Form 10-Q for the quarterly period ended May 2, 2020.
In light of these developments, the Compensation Committee determined it to be appropriate and in the best interests of the Company to restore the Fiscal 2020 base salaries of the Named Executive Officers and of the Chief Executive Officer of the Company to 100% of what those base salaries had been prior to the previously-reported reductions. Such restoration of the Fiscal 2020 base salaries was effective August 19, 2020.

Item 9.01. Financial Statements and Exhibits.
(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1
Form of Retention Restricted Stock Unit Award Agreement, made to be effective as of August 28, 2020, between Abercrombie & Fitch Co. and each of Scott Lipesky, Kristin Scott and Gregory J. Henchel (filed herewith)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Dated: September 2, 2020	By:	/s/ Gregory J. Henchel
Gregory J. Henchel
Senior Vice President, General Counsel and Corporate Secretary